Exhibit 4.3

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of __________ __, 20__, by and among iCap Vault 1, LLC, a limited liability company, with principal executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006 (the “Company”), and the buyer identified on the signature page hereto (“Buyer”).

WHEREAS:

A. The Company and the Buyer desire to enter into this transaction to purchase a Note (as defined below) in the iCap Vault Demand Note Program (the “Program”) pursuant to the Registration Statement (as defined below) which has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company has authorized the issuance of Variable Denomination Floating Rate Demand Notes of the Company, in the form attached hereto as Exhibit A, issued under an indenture (“Indenture”), dated as of ___________, 2020, among the Company, as issuer, Vault Holding, LLC, as guarantor, and American Stock Transfer & Trust Company, LLC, as the indenture trustee, in the form attached hereto as Exhibit B.

C. The Buyer wishes to purchase, and the Company wishes to sell, the principal amount of the Variable Denomination Floating Rate Demand Notes set forth below such Buyer’s name on the Buyer’s signature page (collectively, the “Notes”).

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Subscription for Note. The Buyer hereby subscribes for and agrees to purchase, subject to the terms and conditions of this Agreement, the Note in the principal amount set forth upon the signature page hereof. This subscription and agreement represent an irrevocable offer by the Buyer to subscribe for said Note, except as expressly provided herein. This Agreement, subject to the terms hereof, shall become a contract for the sale of said Note upon the acceptance hereof by the Company.

(b) Purchase Price. The purchase price for the Note to be purchased by Buyer (the “Purchase Price”) shall be the amount set forth below the Buyer’s name on the Buyer’s signature page.

(c) Right to Accept or Reject. The Company reserves the unrestricted right to accept or reject this or any other subscription, in whole or in part, to borrow less than the principal amount of the Note subscribed for herein, and to withdraw its offer at any time.

(d) Form of Payment. The Buyer shall pay its Purchase Price to the Company, in the manner set forth in Exhibit C attached hereto

(e) Manner of Settlement. The Note will be issued in book entry form, which means that no physical note will be created. Evidence of the Buyer’s ownership of the Note is provided by written confirmation. The Buyer will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences the Note. The issuance and transfer of the Note will be accomplished exclusively through the crediting and debiting of the appropriate accounts in the Company or its designee’s book-entry registration and transfer system

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(f) Effectiveness of Obligations. Notwithstanding anything herein to the contrary, no offer by the Buyer to purchase the Notes will be accepted and no part of the Purchase Price will be delivered to the Company until such Buyer has been provided the Disclosure Package (as defined below) and the Company has accepted such offer by countersigning a copy of this Agreement; any such offer may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to the Company (or any of its agents on behalf of the Company) sending (orally, in writing or by electronic mail or other electronic means) notice of its acceptance of such offer. An offer to buy or indication of interest will involve no obligation or commitment of any kind until such Buyer has been provided the Disclosure Package and this Agreement is accepted and countersigned by or on behalf of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company with respect to only itself that:

(a) Organization; Authority. If the Buyer is not a natural person, the Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and constitutes the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer if it is not a natural person or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder. Since the date on which such Buyer was first informed about the offering of the Notes, such Buyer has not disclosed any information regarding the offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Such Buyer covenants that it will not engage in any purchases or sales involving the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Such Buyer agrees that it will not use any of the Notes acquired pursuant to this Agreement to cover any short position if doing so would be in violation of applicable securities laws.

(c) No Distribution. Such Buyer is not an underwriter, as defined in Section 2(a)(11) of the Securities Act, with respect to the Notes.

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(d) Sophisticated Investor. Such Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Notes, including investments in securities issued by the Company and investments in comparable companies. Such Buyer understands that nothing in this Agreement or any other materials made available to such Buyer in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. Such Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Notes.

(e) Disclosure Package. In connection with its decision to purchase the Notes, such Buyer has relied only upon and read the prospectus contained in the Registration Statement, the Company’s other filings with the SEC incorporated by reference therein and the representations and warranties of the Company contained herein (the “Disclosure Package”). Further, such Buyer acknowledges that such materials had been made available to such Buyer before this Agreement (or any contractual obligation of such Buyer to purchase the Notes) was deemed to be effective.

(f) Residency. Such Buyer is a resident of the jurisdiction specified under its address on the Buyer’s signature page.

(g) Reliance. The representations, warranties and agreements of the Buyer contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the Buyer will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the Buyer contained herein shall survive the execution and delivery of this Agreement and the purchase of the Notes.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

(a) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and carry on its business as presently conducted. The Company and each of its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company and such subsidiaries taken as a whole.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Notes in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, have been duly authorized by the Company’s Board of Directors. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or any of its subsidiaries, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4. REGISTER. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes in which the Company shall record the name and address of the person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such person.

5. INDEMNIFICATION. The Buyer agrees to indemnify and hold the Company and its agents, representatives and employees harmless from and against all liability, damage, loss, cost and expense (including reasonable attorneys’ fees) which they may incur by reason of the failure of the Buyer to fulfill any of the terms or conditions of this Agreement, or by reason of any inaccuracy or omission in the information furnished by the Buyer herein or any breach of the representations and warranties made by the Buyer herein or in any document provided by the Buyer to the Company.

6. AGREEMENT TO TRANSACTION DOCUMENTS. The Buyer hereby joins in and becomes a Holder under that certain Collateral Agent Agreement dated as of _________, 2020 between iCap Vault 1, LLC, a Delaware limited liability company and Marketplace Realty Advisors, LLC, in the form attached hereto as Exhibit D. Buyer has received and read a copy of the Collateral Agent Agreement, understands its provisions, and adopts and agrees to be bound by all of the provisions of the Collateral Agent Agreement.

6. MISCELLANEOUS.

(a) This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the valid, binding and enforceable agreement of the Buyer. If this Agreement is being completed on behalf of an entity it has been completed and executed by an authorized party.

(b) Within five (5) days after receipt of a written request from the Company, the Buyer agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject.

(c) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the Buyer’s purchase of the Notes or at any time thereafter for so long as the Buyer is a holder of the Notes.

(d) Termination of Agreement; Return of Funds. In the event that, for any reason, this Agreement is rejected in its entirety by the Company, this Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

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(e) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in King County, Washington, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or other electronic signature (including portable document format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(i) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or waived other than by an instrument in writing signed by the Company and the Buyer, and any amendment, modification or waiver to this Agreement made in conformity with the provisions of this Section 6(e) shall be binding on such Buyer and holder of Notes as applicable. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

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(j) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

iCap Vault 1, LLC

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

Telephone: (425) 278-9030

Attention: Investor Relations Department

with a copy (for informational purposes only) to:

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Telephone: (561) 514-0936

If to the Buyer, to its address and facsimile number set forth on the Buyer’s signature page, with copies to such Buyer’s representatives as set forth on the Buyer’s signature page, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) business days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

(l) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) Survival. The representations, warranties and covenants of the Company and the Buyer contained in this Agreement shall survive.

(n) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[The remainder of page intentionally left blank; Signature page follow]

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iCap Vault 1, LLC

Investor Profile

(Must be completed by the Buyer)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Outside Broker/Dealer:

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INDIVIDUALS

IN WITNESS WHEREOF, the Buyer has executed this Subscription Agreement , 2020.

(Signature of the Buyer)

PRINT NAME:

COMPANY NAME (IF APPLICABLE):

TITLE OF SIGNER (IF APPLICABLE):

TAXPAYER IDENTIFICATION OR SOCIAL

SECURITY NO.:

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

PRINCIPAL AMOUNT OF NOTES SUBSCRIBED FOR:

PURCHASE PRICE OF NOTES:

ACCEPTED AND AGREED TO:

iCap Vault 1, LLC:

By:
Name:
Title:

Date:	, 2020

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CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, the Buyer has executed this Subscription Agreement________________, 2020.

NAME OF THE BUYER

By:
Name:
Title:

Date:	, 2020

TAXPAYER IDENTIFICATION OR SOCIAL

SECURITY NO.:

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

PRINCIPAL AMOUNT OF NOTES SUBSCRIBED FOR:

PURCHASE PRICE OF NOTES:

ACCEPTED AND AGREED TO:

iCap Vault 1, LLC:

By:
Name:
Title:

Date:	, 2020

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EXHIBIT A

Form of Notes

EXHIBIT B

Indenture

EXHIBIT C

Methods of Payment

How to Make an Initial Investment

To make an initial investment, after reading this entire prospectus, you must set up an account and complete the onboarding process at the Company’s website at www.icapequity.com/vault. Please refer to the website for instructions, requirements and guidelines with respect to online account setup and initial investments. Certain eligibility rules apply. You will be required to read and accept the Terms of Use before submitting completing this process online.

Currently, the minimum initial investment is $25; however, the Company can waive the minimum initial investment requirement on a case to case basis in its sole discretion. Your initial investment will be made using an ACH transfer from a U.S. bank account you have successfully linked during the online onboarding process. You must verify your ownership of the linked U.S. bank account by completing the bank account verification process online. Funds received as part of your initial investment cannot be redeemed until three business days after such amounts are credited. You may not make an initial investment by wire transfer or by using cash or a check. **Note that this is only for the initial investment and account linking.

How to Make Additional Investments

After your initial investment in the Notes, you may make additional investments at any time, without charge to you, in any amount, by the methods described below or by such other means as the Company from time to time determines. There is no required minimum amount for subsequent investments. All investments must be made in U.S. dollars unless otherwise designated by the Company.

BY ACH INVESTMENT. You may use the Company website or call us at (425) 453-7497 at any time to withdraw any amount of funds from your linked U.S. bank account to invest in the Notes through an ACH transfer. You may also set up automatic recurring ACH investment transactions from a linked U.S. bank account. See “—BY AUTOMATIC MONTHLY INVESTMENT” below. If you set up automatic recurring ACH investment transactions, the Company will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. In the case of a one-time transfer, the Company will prepare an electronic transfer for the amount authorized and on the business day you have requested. One-time ACH investment requests made prior to 7:30 a.m. Pacific Time generally will be posted to the Note on the next business day and requests made at or after 7:30 a.m. Pacific Time generally will be posted two business days following the request. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may change or terminate any automatic investments at any time. You can confirm the date your investment was made by accessing the Company website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

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BY WIRE INVESTMENT. You may make additional investments by wire transfer. The wire transfer must include the information provided by the Company’s designated bank and come from a bank account in your name. Wires may only be originated from a bank located in the U.S. and must be payable in U.S. dollars. Your investment will be credited and you will begin earning interest on the same business day the wire is received provided that the funds have been received by 1:00 p.m. Pacific Time. Funds received at or after 1:00 p.m. Pacific Time are invested and begin to accrue interest on the next business day. Investments made by wire are available for redemption beginning the day such investments are credited to the Notes. Investments by wire transfer may incur a charge from your bank or financial institution. See “Description of the Notes— Account Fees and Charges.” Neither the Company nor its designated bank is responsible for delays in acting on your request for authorization to make a wire transfer or in the transfer and wiring of funds. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. If for any reason your wire request is declined, the Company will advise you of that fact and give you instructions for how to make the additional investment through the ACH process.

BY AUTOMATIC MONTHLY INVESTMENT. You may select to make additional investments via ACH on a monthly basis in a specified amount. Automatic monthly investments may not be made by wire transfer. If you set up automatic recurring ACH investment transactions, the Company’s designated bank will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may request, modify or terminate the Automatic Monthly Investment Option through the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. Such notice is effective as soon as practicable after receipt by the Company’s designated bank. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

BY CASH. You may invest in Notes by delivering cash to us at our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Investments in Notes made with cash begin to accrue interest as of the date the investment is made at our executive offices.

BY CHECK. You may invest in Notes by check delivered to our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Checks must be drawn in U.S. dollars on a U.S. bank. Investments made by check begin to accrue interest on the date funds are credited to Company’s designated bank account.

We reserve the right to reject any investment application and return the funds to a potential investor for any reason, including if any investments are not preceded or accompanied by documentation satisfactory to us to establish that the potential investor meets any applicable eligibility criteria.

EXHIBIT D

Collateral Agent Agreement

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